Exhibit 23 - Consent of Auditors


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the first three paragraphs of Item 4 included in the Form 8-K/A for event requiring reporting dated July 15, 2003 and filed March 25, 2004 of Prime Holdings and Investments, Inc. to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

EVANCIC PERRAULT ROBERTSON

CERTIFIED GENERAL ACCOUNTANTS

North Vancouver, B.C.
March 25, 2004

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